EXHIBIT 1.3


                            INTER-DEALER AGREEMENT

     AGREEMENT dated May 9, 2002, by and between (a) BMO Nesbitt Burns Inc. and National Bank Financial Inc. (the "Canadian Underwriters"), who have entered into an underwriting agreement, dated May 9, 2002 (the "Canadian Underwriting Agreement") with Echo Bay Mines Ltd., a Canadian corporation (the "Corporation"), and (b) BMO Nesbitt Burns Corp. and NBC International (USA) Inc. (the "U.S. Underwriters") who have entered into an underwriting agreement dated May 9, 2002 (the U.S. Underwriting Agreement"), with the Corporation.

     WHEREAS the Canadian Underwriters, pursuant to the Canadian Underwriting Agreement, and the U.S. Underwriters, pursuant to the U.S. Underwriting Agreement, have agreed to purchase from the Corporation and offer for sale to the public an aggregate of 34,000,000 Units (the "Units"), each unit comprised of one common share and one (1) common share purchase warrant, of the Corporation, of which 29,600,000 Units are expected to be purchased pursuant to the Canadian Underwriting Agreement and 4,400,000 Units are expected to be purchased pursuant to the U.S. Underwriting Agreement;

     WHEREAS the Canadian Underwriters, pursuant to the Canadian Underwriting Agreement, and the U.S. Underwriters, pursuant to the U.S. Underwriting Agreement, have been granted a one-time non-assignable option (the Underwriters' Option) to purchase severally and not jointly and to offer for sale to the public up to an additional 5,100,000 Units (the "Additional Units"). In this Agreement, the Units, and to the extent the Underwriters' Option has been exercised, the Additional Units, are collectively called the "Securities"; and

     WHEREAS in connection therewith the Canadian Underwriters and the U.S. Underwriters deem it necessary and advisable that certain of the activities of the Canadian Underwriters and the U.S. Underwriters be coordinated pursuant to this Agreement;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. The Canadian Underwriters and the U.S. Underwriters, agree that they will consult with each other as to the availability for sale to the public of Securities purchased from the Corporation pursuant to the Canadian Underwriting Agreement and the U.S. Underwriting Agreement, from time to time until the termination of the underwriting arrangements. From time to time as mutually agreed between the U.S. Underwriters and the Canadian Underwriters, the Canadian Underwriters may sell to the U.S. Underwriters such number of Securities purchased pursuant to the Canadian Underwriting Agreement and remaining unsold as may be so mutually agreed upon. From time to time as mutually agreed between the Canadian Underwriters and the U.S. Underwriters, the U.S. Underwriters may sell to the Canadian Underwriters such number of Securities purchased pursuant to the U.S. Underwriting Agreement and remaining unsold as may be so mutually agreed upon.

     The price and currency of settlement of any Securities so purchased or sold shall be determined by mutual agreement of the U.S. Underwriters and the Canadian Underwriters at the time of the transaction in question. Settlement between the U.S. Underwriters and the Canadian Underwriters with respect to any Securities transferred hereunder prior to the Closing Date shall


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be made on the Closing Date specified in the U.S. Underwriting Agreement and the Canadian Underwriting Agreement, and in the case of purchases and sales made thereafter as promptly as practicable but in no event later than five business days after the transfer date. Certificates representing the Securities so purchased shall be delivered on the respective settlement dates. The liability for payment to the Corporation of the purchase price of the Securities being purchased by the Canadian Underwriters and the U.S. Underwriters under the Canadian Underwriting Agreement and the U.S. Underwriting Agreement, respectively, shall not be affected by the provisions of this Agreement.

     The obligations of each Canadian Underwriter or U.S. Underwriter in respect of any purchase or sale of Securities hereunder shall be pro rata in accordance with the proportion of the total number of Securities which each of the Canadian Underwriters or the U.S. Underwriters, respectively, are obligated to purchase from the Corporation, respectively, pursuant to the Canadian Underwriting Agreement or the U.S. Underwriting Agreement, respectively.

     2. Each Canadian Underwriter agrees that, except for purchases and sales pursuant to this Agreement and stabilization transactions contemplated hereunder conducted through the U.S. Underwriters, it will not directly or indirectly (a) offer, sell or deliver Securities to any United States Person or (b) offer, sell or deliver Securities to any person whom it believes may intend to reoffer, resell or deliver directly or indirectly the same to any United States Person (and any dealer to whom it may sell Securities will agree that it will not offer, resell or deliver any Securities directly or indirectly to any United States Person nor to any other dealer who does not so agree). For purposes of this Agreement, "United States Person" shall mean any individual who is resident in the United States, or any corporation, pension, profit-sharing or other trust or other entity organized under the laws of the United States or any political subdivision thereof (other than a foreign branch or subsidiary of any United States Person), and shall include any United States branch of a non-United States Person.

     Each U.S. Underwriter agrees that, except for purchases and sales pursuant to this Agreement and stabilization transactions contemplated hereunder conducted through the Canadian Underwriters, it will not directly or indirectly (a) offer, sell or deliver Securities to any Canadian Person or (b) offer, sell or deliver Securities to any person whom it believes may intend to reoffer, resell or deliver directly or indirectly the same to any Canadian Person (and any dealer to whom it may sell Securities will agree that it will not offer, resell or deliver any Securities directly or indirectly to any Canadian Person nor to any other dealer who does not so agree). For purposes of this Agreement, "Canadian Person" shall mean any individual who is resident in Canada, or any corporation, pension, profit-sharing or other trust or other entity organized under the laws of Canada or any political subdivision thereof (other than a foreign branch or subsidiary of any Canadian Person), and shall include any Canadian branch of a non-Canadian Person.

     Subject to the foregoing, Canadian Underwriters, U.S. Underwriters and dealers to whom any of them may sell Securities may offer, sell and deliver Securities to persons who are neither United States Persons nor Canadian Persons in accordance with applicable securities laws and the terms of the Canadian Underwriting Agreement and the U.S. Underwriting Agreement.

                                      2

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     3. All stabilization transactions, whether in the United States, Canada or otherwise, shall be conducted at the direction of and subject to the control of BMO Nesbitt Burns Inc., so that stabilization activities worldwide shall be coordinated and conducted in compliance with any applicable laws and regulations.

     All such stabilization transactions shall be for the respective accounts of the U.S. Underwriters and the Canadian Underwriters in accordance with their respective overall underwriting proportions.

     4. The Canadian Underwriters and the U.S. Underwriters shall agree as to the expenses which will constitute expenses of the underwriting, distribution and stabilization of the Securities common to the Canadian Underwriters and the U.S. Underwriters and to the allocation of such expenses, as well as any stabilizing profits, between the Canadian Underwriters, on the one hand, and the U.S. Underwriters, on the other hand. Except with respect to such common expenses, the Canadian Underwriters will pay the aggregate expenses incurred in connection with the purchase, carrying or use of the Securities purchased by the Canadian Underwriters from the Corporation, and the U.S. Underwriters will pay the aggregate expenses incurred in connection with the purchase, carrying or use of the Securities purchased by the U.S. Underwriters from the Corporation.

     5. BMO Nesbitt Burns Inc., on behalf of the Canadian Underwriters, and BMO Nesbitt Burns Corp., on behalf of the U.S. Underwriters, shall have responsibility for the actions of the U.S. Underwriters and the Canadian Underwriters, respectively, regarding overallotments in arranging for sales of Securities. Overallotments shall be subject to the limitations set forth in the Canadian Underwriting Agreement and the U.S. Underwriting Agreement as to the net commitment for Securities of any Underwriter.

     6. The Canadian Underwriters and the U.S. Underwriters agree that:

          (a) the U.S. Underwriters will not establish a Closing Date under the U.S. Underwriting Agreement which differs from that established by the Canadian Underwriting Agreement, and if the Closing Date is postponed by action of the U.S. Underwriters as provided in the U.S. Underwriting Agreement or by action of the Canadian Underwriters as provided in the Canadian Underwriting Agreement, it will be postponed to a date and time mutually agreed upon;

          (b) changes in the respective public offering prices or in the respective concessions and reallowances to dealers will be made only upon the mutual agreement of the U.S. Underwriters and the Canadian Underwriters during the time specified in the first sentence of Paragraph 1 hereof;

          (c) the Canadian Underwriters and the U.S. Underwriters will each keep the other fully informed of the progress of each offering and distribution of the Securities; and

          (d) advertising with respect to the offering, including advertisements of record after the completion of the offering, shall be as mutually agreed.

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     7. Any action to be taken by the Canadian Underwriters hereunder may be taken by BMO Nesbitt Burns Inc. and any action to be taken by the U.S. Underwriters hereunder may be taken by BMO Nesbitt Burns Corp.

     8. This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

                                       BMO NESBITT BURNS INC.



                                       By: /s/ John Manning
                                           ----------------------------------
                                               (Authorized Signatory)


                                       NATIONAL BANK FINANCIAL INC.



                                       By: /s/ William A. Washington
                                           ----------------------------------
                                               (Authorized Signatory)



                                       BMO NESBITT BURNS CORP.



                                       By: /s/ Thomas C. Wright
                                           ----------------------------------
                                               (Authorized Signatory)


                                       NBC INTERNATIONAL (USA), INC.



                                       By: /s/ Michael Mackasey
                                           ----------------------------------
                                               (Authorized Signatory)